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                                                                    EXHIBIT 12.1

                                  TIME WARNER
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                                             PRO FORMA
                                        ---------------------------------------------------
                                           THREE MONTHS ENDED             YEAR ENDED
                                             MARCH 31, 1996           DECEMBER 31, 1995
                                        ------------------------   ------------------------
                                           (1)           (2)          (1)           (2)
                                         COMPANY       COMPANY      COMPANY       COMPANY
                                        PRE-TBS(a)   POST-TBS(a)   PRE-TBS(a)   POST-TBS(a)
                                        ----------   -----------   ----------   -----------

EARNINGS:
Net income (loss) before income taxes
 and extraordinary item                    $(81)        $(144)       $ (169)       $ (234)
Interest expense                            240           291           982         1,196
Amortization of capitalized interest         --             4             4            15
Portion of rents representative of an
 interest factor                             14            22            60            91
Preferred stock dividend requirements
 of majority-owned subs                      18            18            67            67
Adjustment for partially owned
 subsidiaries and 50% owned companies       148           148           649           649
Undistributed losses of less than 50%
 owned companies                             18             9           117           104
                                            ---           ---         -----         -----
      Total earnings                       $357         $ 348        $1,710        $1,888
                                            ---           ---         -----         -----
                                            ---           ---         -----         -----

Fixed Charges:
Interest expense                           $240         $ 291        $  982       $ 1,196
Capitalized interest                          1             5             6            21
Portion of rents representative of an
 interest factor                             14            22            60            91
Preferred stock dividend requirements
 of majority-owned subs                      18            18            67            67
Adjustment for partially owned
 subsidiaries and 50% owned companies       153           153           655           655
                                            ---           ---         -----         -----
      Total fixed charges                  $426         $ 489        $1,770        $2,030
                                            ---           ---         -----         -----
                                            ---           ---         -----         -----

Ratio of earnings to fixed charges
 (deficiency in the coverage of fixed
 charges by earnings before fixed
 charges)                                  $(69)        $(141)       $  (60)       $ (142)
                                            ---           ---         -----         -----
                                            ---           ---         -----         -----

                                                             HISTORICAL
                                      ---------------------------------------------------------

                                      THREE MONTHS
                                          ENDED
                                       MARCH 31,              YEARS ENDED DECEMBER 31,
                                      ------------   ------------------------------------------
                                       1996   1995    1995     1994     1993     1992     1991
                                      ------  ----   ------   ------   ------   ------   ------
EARNINGS:
Net income (loss) before income taxes
 and extraordinary item                $ (88) $(15)  $    2   $   89   $   81   $  320   $   52
Interest expense                         247   210      877      769      698      729      912
Amortization of capitalized interest      --    --        2        2       --       19       23
Portion of rents representative of an
 interest factor                          14    13       57       52       54       85       78
Preferred stock dividend requirements
 of majority-owned subs                   18    --       11       --       --       --       --
Adjustment for partially owned
 subsidiaries and 50% owned companies    148   180      691      665      663       97       73
Undistributed losses of less than 50%
 owned companies                          18    17      117       82       47       56       56
                                      ------  ----   ------   ------   ------   ------   ------
      Total earnings                   $ 357  $405   $1,757   $1,659   $1,543   $1,306   $1,194
                                      ------  ----   ------   ------   ------   ------   ------
                                      ------  ----   ------   ------   ------   ------   ------
Fixed Charges:
Interest expense                       $ 247  $210   $  877   $  769   $  698   $  729   $  912
Capitalized interest                       1    --        4        2       --       15       17
Portion of rents representative of an
 interest factor                          14    13       57       52       54       85       78
Preferred stock dividend requirements
 of majority-owned subs                   18    --       11       --       --       --       --
Adjustment for partially owned
 subsidiaries and 50% owned companies    153   180      697      668      664       81       45
                                      ------  ----   ------   ------   ------   ------   ------
      Total fixed charges              $ 433  $403   $1,646   $1,491   $1,416   $  910   $1,052
                                      ------  ----   ------   ------   ------   ------   ------
                                      ------  ----   ------   ------   ------   ------   ------
Ratio of earnings to fixed charges
 (deficiency in the coverage of fixed
 charges by earnings before fixed
 charges)                              $ (76)  1.0x     1.1x     1.1x     1.1x     1.4x     1.1x
                                      ------  ----   ------   ------   ------   ------   ------
                                      ------  ----   ------   ------   ------   ------   ------

(a) The pro forma ratio of earnings to fixed charges of the Company for the three months ended March 31, 1996 gives effect in column (1) to the 1996 Convertible Debt Refinancing and in column (2) to such transaction and the TBS Transaction, in each case as if the transactions occurred at the beginning of such period. The pro forma ratio of earnings to fixed charges of the Company for
the   year  ended  December 31, 1995  gives  effect  in  column  (1)  to  the
ITOCHU/Toshiba Transaction, the Cable Transactions, the Debt Refinancings and the Asset Sale Transactions and in column (2) to each of such transactions and the TBS Transaction, in each case as if the transactions occurred at the beginning of such period.

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